EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Sr. Director, Corporate Communications 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Sr. Director, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Reports Fourth Quarter and Fiscal Year 2003 Results

Conference Call to be Webcast Today at 1:45 p.m. Pacific Time

IRVINE, Calif. — January 27, 2004 — Broadcom Corporation (Nasdaq: BRCM) today reported financial results for its fourth fiscal quarter and year ended December 31, 2003.

Net revenue for the fourth quarter of 2003 was a record $479.1 million, an increase of 12.6% from the $425.6 million reported for the third quarter of 2003 and an increase of 61.9% from the $295.9 million reported for the fourth quarter of 2002. Net income computed in accordance with generally accepted accounting principles (GAAP) for the fourth quarter of 2003 was $6.1 million, or $.02 per share (diluted), compared with a GAAP net loss of $6.3 million, or $.02 per share (basic and diluted), for the third quarter of 2003, and a GAAP net loss of $1.758 billion, or $6.40 per share (basic and diluted), for the fourth quarter of 2002.

Broadcom reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes the effects of stock-based compensation expense, amortization of purchased intangible assets, employer payroll tax expense on certain stock option exercises, certain charges such as impairment of goodwill and other intangible assets, stock option exchange expense, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, valuation allowance on deferred tax assets, and related income tax effects.

After excluding these charges, gains and effects included in GAAP reporting, pro forma net income for the fourth quarter of 2003 was $61.3 million, or $.19 per share (diluted). This compares with pro forma net income of $43.8 million, or $.14 per share (diluted), for the third quarter of 2003, and pro forma net loss of $6.6 million, or $.02 per share (basic and diluted), for the fourth quarter of 2002. Except for the settlement costs, substantially all of the charges and effects excluded from pro forma reporting for the fourth quarter of 2003 were non-cash.

GAAP net income per share for the fourth quarter of 2003 was based on 330.8 million weighted average shares outstanding (diluted). GAAP net loss per share for the third quarter of 2003 was based on 297.3 million weighted average shares outstanding (basic and diluted). Pro forma net income per share for the fourth quarter of 2003 was based on 330.8 million weighted average shares outstanding (diluted), compared with 319.9 million weighted average shares outstanding (diluted) for the third quarter of 2003. Both GAAP net loss per share and pro forma net loss per share for the fourth quarter of 2002 were based on 274.5 million weighted average shares outstanding (basic and diluted).

Net revenue for the year ended December 31, 2003 was $1.610 billion, an increase of 48.7% from the $1.083 billion reported for the year ended December 31, 2002. GAAP net loss for the year ended December 31, 2003 was $959.9 million, or $3.29 per share (basic and diluted), compared with a GAAP net loss of $2.237 billion, or $8.35 per share (basic and diluted), for the year ended December 31, 2002.

Pro forma net income for the year ended December 31, 2003 (computed by excluding the charges, gains and effects described in the pro forma definition above) was $151.7 million, or $.49 per share (diluted). This compares with a pro forma net loss of $54.4 million, or $.20 per share (basic and diluted), for the year ended December 31, 2002.

GAAP net loss per share for the year ended December 31, 2003 was based on 292.0 million weighted average shares outstanding (basic and diluted). Pro forma net income per share for the year ended December 31, 2003 was based on 311.7 million weighted average shares outstanding (diluted). Both GAAP net loss per share and pro forma net loss per share for the year ended December 31, 2002 were based on 268.0 million weighted average shares outstanding (basic and diluted).

Broadcom believes pro forma reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations. A reconciliation of GAAP net income (loss) to pro forma net income (loss) appears in the financial statements portion of this release.

“Our fourth quarter results mark the close of what has been a remarkable year for Broadcom,” said Alan E. “Lanny” Ross, Broadcom’s President and CEO. “In the fourth quarter, we generated record revenue of $479.1 million, driven by successfully expanding the revenue generated across all of our business groups. These revenue sources, along with other new product and market initiatives to be announced in 2004, are expected to provide a solid foundation for Broadcom to build upon as we look into 2004 and beyond.”

Fourth quarter revenue of $479.1 million represented a record level for Broadcom and marked the tenth consecutive quarter of sequential revenue growth. The sequential revenue increase of nearly 13% in the fourth quarter continued to be driven by growth in a variety of Broadcom’s product lines.

Fiscal year 2003 revenue of $1.610 billion represented an increase of nearly 49% over fiscal year 2002. This growth was driven by Broadcom’s ability to continue to bring new products to market for existing customers, such as wireless LAN, personal video recording (PVR) and Gigabit Ethernet products for the Company’s cable- and enterprise-related customers. Broadcom also introduced new products into new markets, such as the markets for wireless LAN, mobile handset, Bluetooth®, high definition (HD) functionality and satellite set-top box applications, which began to ramp in 2003.

Broadcom also launched a number of initiatives to scale the organization for 2004 and beyond. In September 2003 the Company implemented a realignment of its businesses into four strategic business groups, to more closely align technology and products with its customers and their end markets. The total number of Broadcom employees at the end of fiscal 2003 was 2,774, up only 8% year-over-year, and total pro forma operating expenses fell about 1%, while revenue grew nearly 49%, as compared with fiscal 2002.

Following is a review of selected key accomplishments and progress of the Company related to the fourth quarter of 2003:

Demonstrating the industry-wide adoption of Broadcom® Ethernet technologies, the Company announced that it had surpassed the 800 million Ethernet port shipment milestone, including the shipment of over 300 million complete switch ports to Tier 1 networking and PC original equipment manufacturers (OEMs) and original design manufacturers (ODMs) worldwide. Broadcom is unique in that it offers a comprehensive Ethernet product line, enabling the Company to provide Ethernet solutions to its customers that include PHYs, serializers/deserializers, network processors, switch fabrics, ASICs, broadband processors, network interface card and LAN on motherboard applications, software, and complete reference designs.

Broadcom saw continued success driving the adoption of Gigabit Ethernet connectivity to Tier 1 OEMs and leading ODMs in the personal computer (PC), notebook and server end markets. To help continue this momentum, Broadcom began shipments in the fourth quarter of the world’s first family of Gigabit Ethernet controllers that implement the advanced PCI Express™ host interface. In addition to being first to market with this next generation host interface, Broadcom announced solutions designed to specifically address the unique needs of the server, desktop and notebook markets.

Within the server I/O and storage markets, Broadcom’s ServerWorks subsidiary began sampling its next generation SystemI/O™ server chipset, the GC-SLX, which supports a front side bus running at 800 MHz in both one and two-processor server applications. In the storage market, Broadcom’s serial

ATA drive management processor family was chosen as one of EDN’s Hot 100 Products of 2003, recognizing the product’s flexibility in managing the parallel-ATA-to-serial-ATA technology transition.

Broadcom continued to experience solid growth in the Gigabit Ethernet networking infrastructure market, driven by its leading market share position in both PHYs and switches. In addition to the continued ramp of Gigabit Ethernet, Broadcom’s Fast Ethernet products experienced record results driven by the adoption of switching technologies into new products such as wireless, cable and DSL gateways and continued international demand.

The Company recently announced that it had surpassed the 11 million 54g™ wireless LAN chipset milestone, following the introduction of 54g™ in November 2002. According to the December 2003 report from NPD Group, Broadcom’s share of the U.S. retail market for 802.11g products in the month of November was 78%. The Company continues to gain momentum by delivering its second generation 802.11g solutions to leading wireless LAN vendors, notebook PC manufacturers and broadband modem suppliers including Apple, Belkin, Buffalo, Dell, eMachines, Fujitsu, Gateway, Hewlett-Packard, Linksys/Cisco, Microsoft, Motorola and others.

Within the Bluetooth market, Broadcom continued to lead the industry in providing the broadest line of products to be qualified by the Bluetooth Qualification Board to meet the latest version of the core Bluetooth specification — version 1.2. Products meeting this specification include the BCM2004 radio-only device, which works in conjunction with QUALCOMM’s MSM5xxx and MSM6xxx CDMA chipsets to provide a complete CDMA handset reference design. The other products that meet the latest Bluetooth specification include the BCM2040, which is built into the Apple® wireless mouse and keyboard, and the BCM2035 highly integrated single-chip Bluetooth host device for PCs, PDAs and GSM/GPRS/UMTS mobile phones from Motorola and other customers.

To enhance and differentiate its diverse wireless solutions, Broadcom announced its InConcert™ software, which allows wireless devices to collaboratively co-exist within the same radio frequency. This software solution enables Broadcom’s Bluetooth and Wi-Fi® products to perform better than discrete Wi-Fi and Bluetooth solutions when used together in an end product.

Within the mobile handset and device area, AT&T Wireless is using Broadcom’s EDGE (Enhanced Data rates for Global Evolution) technology, which is incorporated into Sony Ericsson’s GC82 PC card for use in AT&T’s EDGE cellular network. Sony Ericsson and Broadcom were the first companies in the world to achieve full type approval (FTA) for a Class 10 EDGE terminal with four receive data and two transmit data slots. Broadcom’s recent success in the EDGE market was complemented by its success with numerous customers in the GSM/GPRS market.

The Company was also able to further penetrate the satellite set-top box market with its unique front and back end solutions. Broadcom continues to benefit from the migration to higher end cable and satellite set-top boxes, which include high definition and/or PVR solutions. Broadcom recently expanded its product offering to set-top box manufactures by introducing products that integrate the equivalent functionality of two separate set-top boxes into a single chip in order to help customers lower the cost of providing video services within a household with multiple TVs. The depth and breadth of advanced cable and set-top technologies resident within Broadcom is unique in the industry and has helped capture key designs at EchoStar. Additionally, Broadcom’s satellite set-top box HD and PVR solutions helped enable DIRECTV to win the Best of Innovations award in the Satellite Systems category at the recent Consumer Electronics Association show.

Within the ADSL market, Thomson, one of the world’s leading providers of ADSL consumer premises equipment (CPE), began shipping a new SpeedTouch® ADSL modem, based on Broadcom’s family of single chip ADSL CPE devices. In addition, Broadcom began shipping ADSL CPE products specifically designed to meet the needs of the large and fast growing China ADSL market.

Earlier this month, Broadcom announced its intention to enter the consumer television market by beginning shipments of the BCM7038, the industry’s first single-chip, dual channel HD video/audio/graphics and PVR solution for digital televisions as well as for cable and satellite set-top boxes and HD-DVD players. This single-chip solution also offers customers the ability to support the delivery of HD broadcasting to multiple television receivers in the home and includes other video features often found only in professional broadcast engineering environments, at prices targeted for the consumer television market.

“As we look into 2004 and beyond, we are encouraged that the economy is beginning to show signs of improvement and many of our enterprise and digital consumer oriented end markets and end customers appear poised to perform better than in 2003,” Mr. Ross said. “Our goals for 2004 are to continue to make our customer experience the best in the industry, scaling all aspects of our organization and continuing our record of superior engineering execution.”

Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter 2003 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The Company will broadcast the conference call via Webcast over the Internet. To listen to the Webcast, or to view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Information section of the Broadcom web site at www.broadcom.com/investors. The Webcast will be recorded and available until 5:00 p.m. Pacific Time on Tuesday, February 10, 2004.

About Broadcom

Broadcom Corporation is a leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related hardware and software applications for every major broadband communications market. Our diverse product portfolio includes solutions for digital cable and satellite set-top boxes; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network processors; and

SystemI/O™ server solutions. These technologies and products support our core mission: Connecting everything®.

Broadcom is headquartered in Irvine, Calif., and may be contacted at 1-949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict in the United States and other locations; our ability to scale our operations in response to increases in demand for our products and services; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the timing of customer-industry qualification and certification of our products and the risks of non-

qualification or non-certification; the volume of our product sales and pricing concessions on volume sales; changes in our product or customer mix; intellectual property disputes and customer indemnification claims, settlements and other types of litigation risk; the quality of our products and any remediation costs; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our ongoing expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything®, 54g™, InConcert™ and SystemI/O™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Bluetooth® is a trademark of the Bluetooth SIG. Wi-Fi® is a trademark of the Wi-Fi Alliance. Apple® is a trademark of Apple Computer, Inc. SpeedTouch® is a trademark of Thomson and/or its affiliates. All other trademarks mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenue	$479,119	$295,945	$1,610,095	$1,082,948
Cost of revenue (a)	243,195	165,071	839,776	604,397

Gross profit	235,924	130,874	770,319	478,551
Operating expense:
Research and development (b) (c)	114,235	117,045	434,018	461,804
Selling, general and administrative (b) (c)	51,330	41,827	190,138	165,267
Stock-based compensation (d)	47,235	96,177	263,960	359,790
Amortization of purchased intangible assets (d)	312	5,233	3,504	22,387
Impairment of goodwill and other intangible assets	1,000	1,265,038	439,611	1,265,038
Stock option exchange	—	—	209,266	—
Settlement costs	16,207	—	194,509	3,000
Restructuring costs	—	87,815	2,932	119,680

Income (loss) from operations	5,605	(1,482,261)	(967,619)	(1,918,415)
Interest income, net	1,847	2,321	6,828	12,183
Other income (expense), net	1,100	2,765	26,053	(32,750)

Income (loss) before income taxes	8,552	(1,477,175)	(934,738)	(1,938,982)
Provision for income taxes	2,471	280,656	25,127	297,594

Net income (loss)	$6,081	$(1,757,831)	$(959,865)	$(2,236,576)

Net income (loss) per share (basic)	$0.02	$(6.40)	$(3.29)	$(8.35)

Net income (loss) per share (diluted)	$0.02	$(6.40)	$(3.29)	$(8.35)

Weighted average shares (basic)	304,660	274,499	292,009	267,990

Weighted average shares (diluted)	330,793	274,499	292,009	267,990

Notes:
(a) Cost of revenue includes the following:
Stock-based compensation expense	$1,053	$2,995	$6,528	$12,917
Amortization of purchased intangible assets	2,623	14,613	17,207	56,032
Stock option exchange expense	—	—	11,454	—
Employer payroll tax expense on certain stock option exercises	76	8	139	48

	$3,752	$17,616	$35,328	$68,997

(b) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
Research and development expense	$38,714	$69,800	$219,337	$252,365
Selling, general and administrative expense	8,521	26,377	44,623	107,425

	$47,235	$96,177	$263,960	$359,790

Amortization of purchased intangible assets is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$4,740	$815	$19,566
Selling, general and administrative expense	312	493	2,689	2,821

	$312	$5,233	$3,504	$22,387

Stock option exchange expense is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$—	$164,798	$—
Selling, general and administrative expense	—	—	44,468	—

	$—	$—	$209,266	$—

(c) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$824	$82	$1,533	$460
Selling, general and administrative expense	285	52	834	198

	$1,109	$134	$2,367	$658

(d)	Primarily represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of GAAP net income (loss) to pro forma non-GAAP net income (loss). Except for gains on strategic investments and a portion of the settlement costs, substantially all of the charges and effects excluded from pro forma reporting were non-cash.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

GAAP net income (loss)	$6,081	$(1,757,831)	$(959,865)	$(2,236,576)
Acquisition-related and other special charges:
Stock-based compensation	48,288	99,172	270,488	372,707
Amortization of purchased intangible assets	2,935	19,846	20,711	78,419
Employer payroll tax expense on certain stock option exercises	1,185	142	2,506	706
Impairment of goodwill	—	1,241,038	438,611	1,241,038
Impairment of patent portfolio	1,000	24,000	1,000	24,000
Stock option exchange	—	—	220,720	—
Settlement costs	16,207	—	194,509	3,000
Restructuring costs	—	87,815	2,932	119,680
(Gain) loss on strategic investments, net	—	(2,401)	(22,041)	33,201
Non-operating gains	(1,581)	(629)	(5,092)	(1,811)
Net deferred tax asset valuation allowance	—	281,938	—	281,938
Income tax effects	(12,846)	356	(12,795)	29,263

Pro forma non-GAAP net income (loss)	$61,269	$(6,554)	$151,684	$(54,435)

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP). However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations.

BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenue	$479,119	$295,945	$1,610,095	$1,082,948
Cost of revenue	239,443	147,455	804,448	535,400

Gross profit	239,676	148,490	805,647	547,548
Operating expense:
Research and development	113,411	116,963	432,485	461,344
Selling, general and administrative	51,045	41,775	189,304	165,069

Income (loss) from operations	75,220	(10,248)	183,858	(78,865)
Interest income, net	1,847	2,321	6,828	12,183
Other expense, net	(481)	(265)	(1,080)	(1,360)

Income (loss) before income taxes	76,586	(8,192)	189,606	(68,042)
Provision (benefit) for income taxes	15,317	(1,638)	37,922	(13,607)

Pro forma non-GAAP net income (loss)	$61,269	$(6,554)	$151,684	$(54,435)

Pro forma non-GAAP net income (loss) per share (basic)	$.20	$(.02)	$.52	$(.20)

Pro forma non-GAAP net income (loss) per share (diluted)	$.19	$(.02)	$.49	$(.20)

Weighted average shares (basic)	304,660	274,499	292,009	267,990

Weighted average shares (diluted)	330,793	274,499	311,697	267,990

Pro Forma Non-GAAP Only

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations.

BROADCOM CORPORATION
Unaudited Condensed GAAP Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$558,669	$389,555
Short-term marketable securities	47,296	56,031
Short-term restricted marketable securities	—	57,117
Accounts receivable, net	220,124	128,215
Inventory	104,047	46,036
Prepaid expenses and other current assets	65,667	44,830

Total current assets	995,803	721,784
Property and equipment, net	142,113	177,557
Long-term marketable securities	36,405	5,067
Long-term restricted marketable securities	—	35,137
Goodwill	827,652	1,228,603
Purchased intangible assets, net	6,667	24,036
Other assets	8,982	23,969

Total assets	$2,017,622	$2,216,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$219,064	$168,236
Wages and related benefits	33,965	34,278
Deferred revenue	963	15,129
Accrued liabilities	249,584	204,116
Short-term debt and current portion of long-term debt	—	112,258

Total current liabilities	503,576	534,017
Commitments and contingencies
Long-term restructuring liabilities	24,241	36,403
Long-term debt, less current portion	—	1,212
Shareholders’ equity	1,489,805	1,644,521

Total liabilities and shareholders’ equity	$2,017,622	$2,216,153

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